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             ADDENDUM TO DEED OF TRUST


The Deed of Trust attached hereto is hereby amended as follows:

     1. Any and all references to "Grantor" shall mean the Trustor, as defined in the Deed of Trust.


     2. The paragraph in bold type immediately following the definition of "Trustor" on page 2 of the Deed of Trust is amended in its entirety and superseded by the following:

     THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT
     OF RENTS AND THE SECURITY INTEREST IN THE
     RENTS AND PERSONAL PROPERTY, IS GIVEN TO
     SECURE (1) PAYMENT OF THE INDEBTEDNESS AND
     (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF
     TRUSTOR UNDER THE NOTE, THE RELATED
     DOCUMENTS, AND THIS DEED OF TRUST. ANY EVENT
     OF DEFAULT UNDER ANY OF THE RELATED DOCUMENTS
     SHALL ALSO BE AN EVENT OF DEFAULT UNDER THIS
     DEED OF TRUST. THE NOTE AND THIS DEED OF
     TRUST ARE GIVEN AND ACCEPTED ON TIIE
     FOLLOWING TERMS:

     3. The subparagraph beginning on page 2 with the heading "Hazardous Substances" is hereby amended in its entirety and superseded by the following:

     Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal,"
     "release," and "threatened release," as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive
     Environmental Response, Compensation, and
     Liability Act of 1980, as amended 42 U.S.C.
     Section 9601, et seq. ("CERCLA"), the
     Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the
     Hazardous Materials Transportation Act, 49
     U.S.C. Section 1801, et seq., the Resource
     Conservation and Recover Act, 42 U.S.C.
     Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms "hazardous waste" and "hazardous

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     substance" shall also include, without
     limitation , petroleum, and petroleum by-products or any fraction thereof and asbestos. Trustor represents and warrants to Lender that: (a) During the period of Trustor's ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, Release or threatened Release of any hazardous waste or substance by any person on, under, about or from the Property, except as permitted by applicable law; (b) Trustor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing or in any environmental assessment or report provided to Lender, (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance on, under, about or from the Property by any prior owners or occupants of the Property or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters;
     and (c) Except as previously disclosed to and acknowledged by Lender in writing, (i) neither Trustor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, about or from the Property and (ii) any such activity shall be continued in compliance with all applicable federal, state and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above. At reasonable times and upon reasonable notice to Trustor, Trustor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Trustor's expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust; provided that said reasonable time and notice requirements are not applicable in the event: an emergency situation exists which may either result in damage to the Property and/or injury to persons or property unless such inspection or testing is conducted immediately.

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     Beneficiary, at its option, but without
     obligation to do so, may correct any
     condition violating any applicable
     environmental law affecting the Property, and in doing so shall conclusively be deemed to be acting reasonably and for the purpose of protecting the value of its collateral, and all costs of correcting a condition or violation shall be payable to Beneficiary by Trustor as provided in the Expenditures by Lender section of this Deed of Trust. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Trustor or to any other person. The representations and warranties contained herein are based on Trustor's due diligence iii investigating the Property for hazardous waste and hazardous substances. Trustor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event
     Trustor becomes liable for cleanup or other costs under any such laws, and (b) agrees to identify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Trustor's ownership or interest in the Property, whether or not the same was or should have been known to Trustor. The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

     4. The subparagraph on page 3 with the
heading "Lender's Right to Enter" is hereby amended in its entirety and superseded by the following:

     Lender's Right to Enter. Lender and its

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     agents and representatives may enter upon the
     Real Property at all reasonable times to attend to Lender's interests and to inspect the property for purposes of Trustor's compliance with the terms and conditions of this Deed of Trust, provided that Lender shall provide Trustor reasonable notice of such inspection provided that said reasonable time and notice requirements are not applicable in the event an emergency situation exists which may either result in damage to the Property and/or injury to persons or property unless such inspection is conducted immediately.

      5. The paragraph on page 3 with the heading
"Due on Sale -- Consent by Lender" is amended in its entirety and superseded by the following:

      Due On Sale -- Consent By Lender. Lender may, at its option, declare immediately due and payable all sums secured by this Deed of Trust upon the sale or transfer, without the Lender's prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A "sale or transfer" means the conveyance of Real
      Property or any right, title or interest therein; whether legal, beneficial or equitable; whether voluntary or involuntary;
      whether by out right sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real
      Property interest. If any Trustor is a
      corporation, partnership or limited
      liability company, transfer also includes any change in ownership of more than fifty percent (50%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of Trustor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Arizona law.
      The foregoing provisions of this paragraph shall not apply to any sale or transfer to

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      any subsidiary or affiliate of Emeritus
      Corporation, a Washington corporation.

     6. The subparagraph on page 3 with the
heading "Payment" is hereby amended in its entirety and superseded by the following:

     Payment. Trustor shall pay when due (and in all events prior to delinquency) all taxes and assessments, including without limitation sales or use taxes in any state, local privilege or excise taxes based on gross revenues, special taxes, charges (including water and sewer), fines and impositions levied against Trustor or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Trustee shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due and except as otherwise provided in this Deed of Trust. Beneficiary shall have the right, but not the duty or obligation, to charge
     Trustor for any such taxes or assessments in advance of payment. In the event that Beneficiary exercises the foregoing right and receives any amount from Trustor attributable to such taxes, Beneficiary shall have the obligation and responsibility to timely pay the subject taxes.

     7. The reference to $ 1,000.00 in the
subparagraph on page 4 with the heading
"Application of Proceeds" is replaced by $25,000.00. In addition, the last sentence of this subparagraph is amended in its entirety and superseded by the following: "If Lender holds any proceeds after payment in full of the Indebtedness, Lender shall pay such proceeds to Borrower."

     8. The paragraph on page 4 with the heading
"Tax and Insurance Reserves" is hereby amended and superseded by the following:

     Tax and Insurance Reserves. Subject to any limitations set by applicable law, Lender may require Trustor to maintain with Lender

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

     reserves for payment of annual taxes,
     assessments and insurance premiums, which reserves shall be created by advance payment or monthly payments of a sum estimated by Lender to be sufficient to produce amounts at. least equal to the taxes, assessments,.
     and insurance premiums to be paid; provided that Lender shall not have the right to impose such reserve requirement upon Trustor so long as Trustor pays said taxes, assessments and insurance premiums as they become due. The reserve funds shall be held by Lender as a general deposit from Trustor, which Lender may satisfy the payment of the taxes, assessments, and insurance premiums required to be paid by Trustor as they become due. Lender shall have the right to draw upon the reserve funds to pay such items. Nothing in the Deed of Trust shall be construed as requiring Lender to advance other monies for such purposes, and Lender shall not incur any liability for anything it may- do or omit to do with respect to the reserve account. All amounts in the reserve account are hereby pledged to further secure the indebtedness, and Lender is hereby authorized to withdraw and apply such amounts on the indebtedness upon the occurrence of any Event of Default.
     Lender shall not be required to pay any
     interest or earnings on the reserve funds unless required by law or agreed to by Lender in writing. Upon receipt by Beneficiary of sufficient reserve funds to pay any of the subject taxes or insurance premiums,
     Beneficiary shall have the obligation and responsibility to timely pay such taxes or insurance premiums. Beneficiary, however, does not hold such reserve funds in trust for Trustor.

     9. The subparagraph on page 5 with the
heading "Taxes" is hereby amended in its entirety and superseded by the following:

     Taxes. The following shall constitute taxes to which this section applies (a) a specific tax upon this type of Deed of Trust or upon all or any part of the indebtedness secured by this Deed of Trust; (b) a specific tax on Trustor which Trustor is authorized or

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

     required to deduct from payments on the
     indebtedness secured by this type of Deed of Trust; (c:) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note; and (d) a specific tax on all or any portion of the indebtedness or on payments of principal and interest made by Trustor. Notwithstanding the foregoing, the provisions of this paragraph shall not apply to any income taxes attributable to the payments of principal, interest or any portion of the Indebtedness.

     10. The subparagraph on page 5 with the
     heading "Defective Collateralization" is hereby deleted.


     11. The subparagraph on page 6 with the
heading "Breach of Other Agreement" is hereby amended in its entirety and superseded by the following:

     Breach of Other Agreement. Any breach by
     Trustor under the terms of any of the Related
     Documents that is not remedied within any grace period provided therein.

     12. The subparagraph on page 6 with the
heading "Events Affecting Guarantor" is hereby amended in its entirety and superseded by the following:

     Events Affecting Guarantor. Any of the
     preceding events occur with respect to any Guarantor of any of the Indebtedness or any (Guarantor dies or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness; provided that the death of any Guarantor shall not be an Event of Default if the Guarantor's estate unconditionally assumes the obligations arising under the Guaranty.

     13. The last sentence of the paragraph on page 8 with the heading "Multiple Parties" is hereby deleted.



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

     14. The following subparagraph shall be added to the Deed of Trust after the subparagraph on page 8 with the heading "Waiver of Homestead
Exemption":

     Additional Documentation. In the event that this Deed of Trust or any of the Related
     Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason, Borrower agrees to execute such documents which Lender may reasonably require in order to make this Deed of Trust or any of the Related Documents valid and effective; provided that the Indebtedness or any portion thereof, remains unpaid at such time.

     By their signatures set forth below, Lender and Trustor acknowledge and agree that this Addendum shall be incorporated into and deemed to be a part of the Deed of Trust, and that in the event of a conflict between the terms of this Addendum and the attached Deed of Trust, the terms of this Addendum shall control.



     Lender:
     U.S. BANK OF WASHINGTON
     National Association

     By:  /s/ Monica Rhule
          --------------------
     Its:  Loan Admin Officer


     Trustor:
     EMERITUS PROPERTIES VI, INC.,
     a Washington corporation

     By:  /s/ Raymond R. Brandstrom
          --------------------------
     Its:  President






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STATE OF WASHINGTON )
                    ) ss.
COUNTY OF KING      )

I certify that I know or have satisfactory evidence that Monica M. Rhule is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledge it as the Loan Admin Officer of U.S. Bank of Washington to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated this 22 day of April, 1997.

[SEAL OF NOTARY]    /s/ L.B. Day
                    -----------------------
                    Printed Name:  L.B. Day
                    Notary Public in and for the
                    Sate of Washington, residing
                    at Seattle
                    My commission expires 3/26/98


STATE OF WASHINGTON   )
























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